UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2007

ENABLE IPC CORPORATION

(Exact name of registrant as specified in its charter)

000-51590

(Commission File Number)

                                          Delaware                                                                   38-3718471

(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

25520 Avenue Stanford, Suite 311, Valencia, CA  91355

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (661) 775-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Apr 19, 2007, Enable IPC Corporation (the “Company”) issued a press release announcing that Philip M. Verges will join the Enable IPC board of directors effective April 30, 2007.

Mr. Verges became the CEO of NewMarket Technology in 2002 after selling a technology company he founded in 1997 to NewMarket. Since 2002, Mr. Verges has led the construction of a unique business model to continuously introduce new technologies to market. NewMarket has grown from approximately $1 million in revenue in 2002 to $77.6 million in revenue in 2006 with $4 million in net income. NewMarket has been recognized for the past three years in the Deloitte Technology Fast 500, placing 3rd on the list in the United States in 2006. Mr. Verges started his technology career as a computer programmer at EDS in 1992. He is a graduate of the United States Military Academy at West Point, NY and served in the United States Army for five years before starting his technology career.

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired: Not Applicable

(b)

Pro Forma Financial Information: Not Applicable

(c)

Exhibits: The following exhibits are included as part of this report:

Exhibit No.

Description

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99.1

Press release, dated April 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2007

ENABLE IPC CORPORATION

By:   /s/ David Walker

        -----------------------------

         David Walker

         Chief Executive Officer